Exhibit (a)(1)(F)

Audience Stock Option Exchange Program Opens January 7, 2013 Expected to close February 5, 2013 at 9:00 p.m. Pacific Time Welcome to the Audience, Inc. Offer website! Please enter your login ID and password. If you have misplaced or did not receive your password, please send an email to equitybenefits@audience.com. Login ID: (Not Case Sensitive) Password: (Case Sensitive) ENTER

Audience Stock Option Exchange Program Opens January 7, 2013 Expected to close February 5, 2013 at 9:00 p.m. Pacific Time Welcome: Home Logout Learn Click on any of the links below to learn more. Email Announcement of Offer to Exchange Offer to Exchange Certain Outstanding Stock Options for New Stock Options Election Form (hard copy) Schedule TO-Tender Offer Statement The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems. Make My Election You have 32 days left to elect whether to keep your eligible options or exchange them for new options. You have elected to exchange SOME of your awards. ViewMake My Election Print My Election Confirmation Need Help? Contact Human Resources at (650) 254-2811 or equitybenefits@audience.com. Change Your Password Before completing and submitting an election via this Offer website, please make sure you have received, read and understand the documents that make up this Offer, including: 1. the Offer to Exchange Certain Outstanding Stock Options for New Stock Options (the “Offer to Exchange” or the “Offer”); 2. the Election Form; 3. the Instructions Forming Part of the Terms and Conditions of the Offer (the “Instructions”), included as Appendix 1 of the Election Form; and 4. the Agreement to Terms of Election (the “Election Agreement”), included as Appendix 2 of the Election Form before completing and submitting this form. The Offer is subject to the terms of these documents. The Offer provides eligible employees who hold eligible options the opportunity to exchange these options for new options as set forth in the section “The Offer” in the Offer to Exchange. All terms used but not defined herein have the meanings given to such terms in the Offer to Exchange. This Offer expires at 9:00 p.m., Pacific Time, on February 5, 2013, unless extended. PLEASE FOLLOW THE INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER. The new options will be unvested as of the new option grant date and will be subject to a new vesting schedule as described in the Offer to Exchange. As a result, if your service with us terminates (for any reason or no reason) before your new options are fully vested, the unvested portion of your new options will expire, and you will not be able to exercise that portion of your new options. To participate in the Offer, you must complete and submit your election via Audience’s Offer website at https://audience.equitybenefits.com by 9:00 p.m., Pacific Time, on February 5, 2013 (unless we extend the Offer). Alternatively, you may sign, date and deliver the completed election form by 9:00 p.m., Pacific Time, on February 5, 2013 (unless we extend the Offer), and return it to Audience by fax at (650) 240-3548 or by email to equitybenefits@audience.com. Only responses that are completed, signed (electronically or otherwise) and actually received via the Offer website, fax or email by us by the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. Please note that you may change or withdraw your election by submitting a new properly completed election prior to the expiration date, which will be 9:00 p.m., Pacific Time, on February 5, 2013, unless we extend the Offer. The last valid election in place prior to the expiration of the Offer shall control. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before the expiration date. A schedule of your eligible options will be available on this Offer website. This schedule lists your eligible options, the grant date of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options as of February 5, 2013 (assuming you have not exercised all or any portion of your eligible options during the offering period), the number of shares vested for each of your eligible options as of February 5, 2013 and the number of new options that would be issued in exchange for each of your eligible options. BY COMPLETING AND SUBMITTING AN ELECTION VIA THIS OFFER WEBSITE, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS AND CONFIRM THAT YOU HAVE READ AND AGREED TO THE ELECTION AGREEMENT.

Audience Stock Option Exchange Program Opens January 7, 2013 Expected to close February 5, 2013 at 9:00 p.m. Pacific Time Welcome: Home Logout Make My Election (Step 1 of 4) Indicate your decision to tender your eligible options identified below for exchange for new options by selecting the “Yes” choice in the Election column. If you do not want to tender one or more of your eligible options for exchange, select the “No” choice in the Election column for those particular options. If you do not select the “Yes” choice with respect to an eligible option, your election with respect to that option will default to “No”. In that event, the eligible option will not be exchanged. You may not tender only a portion of an eligible option. Reminder Before making your election, please ensure that you have reviewed and understand the documents that constitute this Offer: Email Announcement of Offer to Exchange Offer to Exchange Certain Outstanding Stock Options for New Stock Options Election Form (hard copy) Schedule TO-Tender Offer Statement Eligible options Replacement options Grant number Award type Grant date Per share exercise price($) Shares outstanding* Shares vested* Award type Shares Election Yes No As of February 5, 2013. If you exercise all or any portion of your eligible options during the offering period or the Offer is extended, the actual number of shares subject to your eligible options that will be outstanding and/or vested as of the expiration of the Offer and for which you would be eligible to receive new options in exchange may be different from the numbers indicated in the table above. Instructions Forming Part of the Terms and Conditions of the Offer 1. Definitions. All terms used but not defined herein have the meanings given to such terms in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated January 7, 2013 (the “Offer to Exchange”). 2. Delivery of Election Form. A properly completed and duly executed Election Form must be received by Audience via the Offer website, by fax or by email by 9:00 p.m., Pacific Time on February 5, 2013 (unless the Offer is extended). Accordingly, in order to participate, you must do one of the following by the expiration of the Offer:

Elections via the Offer website 1. Access Audience’s Offer website by going to https://audience.equitybenefits.com and enter your corporate email address and password. If this is the first time you are logging into the Offer website, you should use the password provided to you in a separate email from equitybenefits@audience.com dated January 7, 2013. 2. After logging into the Offer website, review the information and proceed through to the “Make My Election” page. You will be provided with personalized information regarding the eligible option grants you hold, including your eligible options, the grant date of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options as of February 5, 2013 (assuming you have not exercised all or any portion of your eligible options during the offering period), the number of shares vested for each of your eligible options as of February 5, 2013 and the number of new options that would be issued in exchange for each of your eligible options. 3. On the “Make My Election” page, select the appropriate box next to each of your eligible options to indicate which eligible options you choose to exchange pursuant to the Offer. 4. Proceed through the Offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the terms of election, submit your election. 5. Upon submitting your election, an election confirmation will be generated by the Offer website. Please print and keep a copy of the election confirmation for your records. Elections via fax 1. Properly complete, sign and date the Election Form. 2. Fax the properly completed Election Form to: Attn: Human Resources Audience, Inc. Fax: (650) 240-3548 Elections via email 1. Properly complete, sign and date the Election Form. 2. Email the properly completed Election Form to: Attn: Human Resources Audience, Inc. Email: equitybenefits@audience.com We will not accept delivery of any Election Form after expiration of the Offer. If we do not receive a properly completed and duly executed Election Form from you before the expiration of the Offer, we will not accept your eligible options for exchange, and such eligible options will remain outstanding in accordance with their terms. In all cases, you should allow sufficient time to ensure timely delivery. Only documents that are complete, signed (electronically or otherwise) and actually received by us by the deadline will be accepted. Submitting documents by any other means, including by hand delivery, interoffice. U.S. mail (or other post) and Federal Express (or similar delivery service) is not permitted.

Audience intends to confirm the receipt of your Election Form by email within two U.S. business days of receipt of your Election Form. If you have not received an email, we recommend that you confirm that we have received your Election Form by emailing equitybenefits@audience.com or calling Luan Wilfong, our Vice President of Human Resources, at (650) 254-2811. You may change your mind after you have submitted an Election Form and submit a new Election Form at any time before the expiration of the Offer, which is expected to be February 5, 2013, at 9:00 p.m. Pacific Time, unless the Offer is extended. If we extend the expiration date, you may submit a new Election Form with respect to some or all of your eligible options at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form we receive before 9:00 p.m. Pacific Time on February 5, 2013 (unless we extend the Offer). To validly change or withdraw your election, you must properly complete and deliver a new Election Form to Audience via the Offer website, by fax or by email by 9:00 p.m. Pacific Time on February 5, 2013 (unless the Offer is extended). You should make a copy of your new, completed Election Form and keep those documents with your other records with respect to the Offer. While participation in the Offer is completely voluntary, if you elect not to exchange some or all of your eligible options pursuant to the Offer, then you will retain the eligible options under their original terms. 3. Exchange. If you intend to exchange your eligible options pursuant to the Offer, you must properly complete and deliver a duly executed and dated Election Form. 4. Signatures on this Election Form. Logging into the Audience Offer website and completing and submitting your election via the Offer website is the equivalent of signing your name on a paper Election Form and has the same legal effect as your written signature. A paper Election Form submitted by fax or email must be signed by the holder of the eligible options and the signature must correspond with the name of the option holder. If your name has been legally changed since your option was issued, please submit proof of the legal name change. If this Election Form is signed by a trustee, executor, administrator, guardian, attorney in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Audience of the authority of that person to act in that capacity must be submitted with this Election Form. 5. Requests for Assistance or Additional Copies. Any questions concerning this Offer and any requests for additional copies of the Offer documents or this Election Form may be directed to Luan Wilfong, our Vice President of Human Resources at Audience, Inc., 440 Clyde Avenue, Mountain View, California 94043, by phone at (650) 254-2811 or by email at equitybenefits@audience.com. Copies will be furnished promptly at Audience’s expense. 6. Reservation of Rights. Audience reserves the right, at our discretion, at any time, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any eligible options. If we elect to extend the period of time during which this Offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to make or withdraw elections with respect to eligible options until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m., Pacific Time, on the day of the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date, to terminate or amend the Offer by giving written notice of the termination or postponement to you or by making a public announcement of the termination. Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer or by decreasing or increasing the number of options being sought in this Offer. 7. Important Tax Information. You should refer to Section 14 of the Offer to Exchange, which contains material U.S. federal income tax information concerning the Offer. If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, you should refer to Schedule C, D, E, F, G or H to the Offer to Exchange, which contain material income tax information concerning the Offer. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the U.S. federal, state, local and any non-U.S. tax or other legal consequences of participating or not participating in the Offer. Cancel Continue Need Help? Contact Human Resources at (650) 254-2811 or equitybenefits@audience.com.

Audience Stock Option Exchange Program Opens January 7, 2013 Expected to close February 5, 2013 at 9:00 p.m. Pacific Time Welcome: Home Logout Review My Election (Step 2 of 4) You have made the following elections with respect to your eligible options: Eligible options Replacement options Grant number Award type Grant date Per share exercise price($) Shares outstanding* Shares vested* Award type Shares Election Yes X No * As of February 5, 2013. If you exercise all or any portion of your eligible options during the offering period or the Offer is extended, the actual number of shares subject to your eligible options that will be outstanding and/or vested as of the expiration of the Offer and for which you would be eligible to receive new options in exchange may be different from the numbers indicated in the table above. Cancel Continue Need Help? Contact Human Resources at (650) 254-2811 or equitybenefits@audience.com.

Audience Stock Option Exchange Program Opens January 7, 2013 Expected to close February 5, 2013 at 9:00 p.m. Pacific Time Welcome: Home Logout Review Agreement to Terms of Election; Submit My Election (Step 3 of 4) I acknowledge my election is subject to the terms, conditions and restrictions contained in the Offer documents. Agreement to Terms of Election BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERING DOCUMENTS. All terms used but not defined herein have the meanings given to such terms in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated January 7, 2013 (the “Offer to Exchange”). By electing to exchange my eligible options, I understand and agree to all of the following: 1. I hereby agree to exchange my eligible options for new options as indicated on the Election Form in accordance with the terms of the Offer as set forth in the Offer to Exchange, dated January 7, 2013, of which I hereby acknowledge receipt. This Offer will remain open until 9:00 p.m. on February 5, 2013 unless extended. Each eligible option indicated on the Election Form is expected to be cancelled on February 5, 2013 or, if the Offer is extended, on a new date that will be set when the Offer is extended. The new options will be granted to me on the same date my eligible options are cancelled, expected to be February 5, 2013 in accordance with the terms of the Offer or, if the Offer is extended, on the same date as the new cancellation date. The exercise price of the new options will be equal to the closing sale price of Audience’s common stock as reported on the NASDAQ Global Select Market on the new option grant date. 2. The Offer is currently set to expire at 9:00 p.m. Pacific Time on February 5, 2013, unless Audience in its discretion extends the period of time during which the Offer will remain open. 3. If I cease to be employed by Audience before new options are granted in exchange for my eligible options. I will not receive any new options. Instead, I will keep my eligible options, and they will continue in accordance with their terms (including remaining exercisable through any applicable post-termination exercise period). 4. Until the expiration of the Offer, I will have the right to amend the elections that I have made with respect to some or all of my eligible options that I elected to exchange, including withdrawing all my tendered eligible options from the Offer. However, after that date I will have no ability to amend my election, unless the Offer is extended. The only exception is that if Audience has not accepted my options by March 5, 2013, I may withdraw my options at any time thereafter. The last properly submitted election prior to the expiration of the Offer shall be binding. 5. The tender of some or all of my eligible options will constitute my acceptance of all of the terms and conditions of the Offer. Acceptance by Audience of my eligible options for exchange pursuant to the Offer will constitute a binding agreement between Audience and me to the terms and conditions of the Offer. Audience Welcome:

6. I am the registered holder of the eligible options that I have tendered, and my name and other information appearing on the Election Form are true and correct. 7. I am not required to tender any of my eligible options pursuant to the Offer. 8. Audience and/or any independent firms hired with respect to the Offer cannot give me legal, tax or investment advice with respect to the Offer, and I have been advised to consult with my own legal, tax and investment advisors as to the consequences of participating in the Offer. 9. Under certain circumstances set forth in the Offer to Exchange, Audience may terminate or amend the Offer and postpone its acceptance of the eligible options I have elected to exchange. Should the eligible options I have tendered not be accepted for exchange, such options will continue to be governed by their original terms and conditions. 10. I understand that, if I submit a paper Election Form by fax or email, if I do not clearly mark the box electing to exchange each of my eligible options on the Election Form, such options will not be exchanged. I understand that neither Audience nor the board of directors of Audience is making any recommendation as to whether I should accept or refrain from accepting the Offer, and that I must make my own decision whether to tender my eligible options, taking into account my own personal circumstances and preferences. I understand that the new options when granted will be unvested and will vest as described in the Offer. I understand that I cannot exercise my new options until they vest. Should my employment with Audience terminate for any reason or no reason before my new options vest, I understand that the unvested portion of my new options will terminate, and I will not be able to exercise that portion of my new options. I further understand that past and current market prices of Audience common stock may provide little or no basis for predicting what the market price of Audience common stock will be when Audience grants me new options in exchange for my tendered eligible options or at any other time in the future. Please read the Offer to Exchange; the Election Form; the Instructions; and the Election Agreement. Email Address: Employee ID: An email will be sent to the email address above confirming your election after you select the “Acknowledge and Agreement Submit Election” button below. Cancel Acknowledge and Agreement. Submit Election Need Help? Contact Human Resources at (650) 254-2811 or equitybenefits@audience.com.

Audience Stock Option Exchange Program Opens January 7, 2013 Expected to close February 5, 2013 at 9:00 p.m. Pacific Time Welcome: Home Logout Print Election Confirmation (Step 4 of 4) Your election has been recorded as follows: Eligible options Replacement options Grant number Award type Grant date Per share exercise price($) Shares outstanding* Shares vested* Award type Shares Election No * As of February 5, 2013. If you exercise all or any portion of your eligible options during the offering period or the Offer is extended, the actual number of shares subject to your eligible options that will be outstanding and/or vested as of the expiration of the Offer and for which you would be eligible to receive new options in exchange may be different from the numbers indicated in the table above. Print A Confirmation Logout Return To Welcome Page